SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 12, 2002
Date of Report (Date of earliest event reported)

CIENA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-21969 (Commission File No.)	23-2725311 (IRS Employer Identification No.)

1201 Winterson Road, Linthicum, Maryland 21090
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(410) 865-8500

Not applicable
(Former name or former address, if changed since last report)

Exhibit Index on Page 2

Item 5.    Other Events.

     On December 12, 2002, CIENA Corporation issued the press release attached hereto as Exhibit 99.1 concerning (1) its fourth quarter and fiscal year 2002 results and (2) the commencement of its tender offer for all of the outstanding 5% Convertible Subordinated Notes due October 15, 2005 which were originally issued by ONI Systems Corp. and assumed by CIENA pursuant to its acquisition of ONI Systems Corp. in June 2002. The press release attached hereto is incorporated herein by this reference.

Item 7.    Financial Statements and Exhibits.

                99.1    Press Release dated December 12, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIENA CORPORATION

Date:December 12, 2002	By: /s/ RUSSELL B. STEVENSON Russell B. Stevenson, Jr. Senior Vice President, General Counsel and Secretary